Exhibit Number 99


                              SAVOY RESOURCES CORP.
                              ---------------------
                                  (SVYR: OTCBB)
                              18826 Pagentry Place
                        Monument (Denver), Colorado 80132
                             www.savoyresources.com



                                  PRESS RELEASE
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Contact
-------
Therese Ramond 800.507.2869
info@savoyresources.com


Denver, December 2, 2004:

About Savoy
Savoy Resources Corp. is a precious metals and mineral exploration and mining company. Through our joint venture company, the Heilongjiang Savoy Resources Co., Ltd., in partnership with the First Institute of Geology and Exploration of Heilongjiang Province, China, Savoy Resources Corp. holds sole mineral rights to the Shishan Forest Gold Property and access to the exploration and development of all minerals in Heilongjiang Province.

Savoy, through its joint venture partnership, has the right of first refusal to explore and develop any mineral properties in the entire province. With complete access to a geological database that identifies precious and base metals, diamonds and other natural resources, Savoy is selecting opportunities in coordination with the First Institute. The database, developed over the past 50 years, includes comprehensive geological, geochemical, geophysical and drilling data, as well as pre-feasibility and feasibility studies for mining on identified properties. To date, the First Institute has reported the discovery of 120 deposits with 48 types of minerals, including high-grade gold, silver, copper, iron ore, coal, coal bed methane and diamonds.

Private Placement
Savoy has arranged a private placement of 2,000,000 units at $0.15 per unit for gross proceeds of $300,000. Each unit consists of one share of common stock and one A warrant and one B warrant. The A warrants are each exercisable at a price of $0.30 to purchase one share of common stock for a period of two years. The B warrants are each exercisable at a price of $0.45 to purchase one share of common stock for a period of two years. This brings the total of funds raised to $1,300,000 since August.


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President Robert Slavik says, "This is a milestone for our Company. We set a target of $1,250,000 of funding before the end of this year and we have completed that ahead of schedule. This allows us to fully honor our commitments to the First Institute and start December with a stronger balance sheet and surplus funds for operating capital. Our new management team assumed the leadership of Savoy in August. Our goal was to fully implement our business plan and bring together the best group of people we could attract. We brought the highly respected firm of Archer Cathro & Associates fully on line as our consulting geologists and retained David Tenney to lead our geological team. Additionally, Douglas Eaton, of Archer Cathro, became the first member of our new advisory board. With our $1.3 million total financing since August now in place, we are confident in our collective abilities to move Savoy forward."

China Mining Conference
The Company's entire senior management was recently in China and attended the China Mining 2004 Conference in Beijing, November 16 to 18. The Beijing conference was a significant event that brought together delegates from the major international mining companies, as well as many important government officials, many of whom our officers and directors were able to meet personally.

Management Strengthens Relationships In Heilongjiang Province
Senior management also traveled extensively throughout Heilongjiang Province and visited a number of prospective mine sites. Senior management held meetings with government officials in Harbin, Mudanjiang and several other locations. Senior Management views these meetings and the opportunity to better examine the mining potential as imperative to maximizing the potential for success for Savoy, Savoy shareholders and the people of Heilongjiang Province.



    /s/ Robert Slavik
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Robert Slavik, President, CEO
On Behalf of the Board of Directors
Savoy Resources Corp.


Certain matters discussed in this press release are "forward-looking statements." These forward-looking statements can generally be identified as such because the context of the statement will include words such as Savoy "expects," "anticipates" or words of similar import. Similarly, statements that describe the Company's plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated. Although Savoy believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that the expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Forward-looking statements made herein are only made as of the date of this press release and Savoy does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

For more information regarding Savoy please contact the Company at info@savoyresources.com or North America toll free 800.507.2869.